Exhibit 99.1

Merrill Lynch Announces Substantial Sale of U.S. ABS CDOs, Exposure Reduction of $11.1 Billion

Merrill Lynch Announces Initiatives to Further Enhance Capital Position

NEW YORK--(BUSINESS WIRE)--Merrill Lynch (NYSE: MER) today announced a series of actions to significantly reduce the company’s risk exposures and further strengthen its capital position. These actions include:

  Announced substantial sale of U.S. super senior ABS CDO(1) securities, resulting in an exposure reduction of $11.1 billion from June 27, 2008
  Agreement to terminate ABS CDO hedges with monoline guarantor XL Capital Assurance Inc. (“XL”) and settlement negotiations with other monoline counterparties
  Plans to issue new common shares with gross proceeds of approximately $8.5 billion through a public offering launched today (excluding a fifteen percent, or approximately $1.3 billion, option granted to the underwriter to purchase additional shares of common stock to cover over-allotments)
  Agreement that Temasek Holdings will purchase $3.4 billion of common stock in the public offering, a portion of which is subject to receipt of regulatory approvals
  Exchange of all of the outstanding mandatory convertible preferred securities for common stock or new preferred securities, which eliminates the reset features in the original securities
  Purchase of approximately 750 thousand shares of common stock in the public offering by executive management

(1) ABS CDOs are defined as collateralized debt obligations comprised of asset-backed securities.

“The sale of the substantial majority of our CDO positions represents a significant milestone in our risk reduction efforts,” said John A. Thain, Chairman and CEO of Merrill Lynch. “Our consistent focus has been to opportunistically reduce risk, and in order to take advantage of this sizeable sale on an accelerated basis, we have decided to further enhance our capital position by issuing common stock. The actions we announced both today and on July 17 will materially enhance the company’s capital position and financial flexibility going forward.”

As a result of the transactions announced today, the company expects to record a pre-tax write-down in the third quarter of 2008 of approximately $5.7 billion. This write-down is comprised of a $4.4 billion loss associated with the sale of CDOs, a $0.5 billion net loss on the termination of hedges with XL Capital Assurance and an approximately $0.8 billion maximum loss related to the potential settlement of other CDO hedges with certain monoline counterparties. In the third quarter, Merrill Lynch also expects to record an expense of $2.5 billion related to its reset payment to Temasek and $2.4 billion of additional dividends as a result of the exchange of certain existing mandatory convertible preferred stock for common stock as described under “Common Stock Offerings and Early Conversion of Mandatory Convertible Preferred.”

Pro forma for the transactions announced today, the sale of our interest in Bloomberg L.P. and the expected FDS transaction, Merrill Lynch’s Tier 1 capital ratio, total capital ratio and adjusted “if-converted” book value per share as of June 27, 2008 would have been 10.5%, 16.6% and $22.21. These figures do not include the impact of any exercise of the approximately $1.3 billion over-allotment option. Please see Attachment II for further details.

CDO Sale:

On July 28, 2008, Merrill Lynch agreed to sell $30.6 billion gross notional amount of U.S. super senior ABS CDOs to an affiliate of Lone Star Funds for a purchase price of $6.7 billion. At the end of the second quarter of 2008, these CDOs were carried at $11.1 billion, and in connection with this sale Merrill Lynch will record a write-down of $4.4 billion pre-tax in the third quarter of 2008.

On a pro forma basis, this sale will reduce Merrill Lynch’s aggregate U.S. super senior ABS CDO long exposures from $19.9 billion at June 27, 2008, to $8.8 billion, the majority of which comprises older vintage collateral – 2005 and earlier. The pro forma $8.8 billion super senior long exposure is hedged with an aggregate of $7.2 billion of short exposure, of which $6.0 billion are with highly-rated non-monoline counterparties, of which virtually all have strong collateral servicing agreements, and $1.1 billion are with MBIA. The remaining net exposure will be $1.6 billion. The sale will reduce Merrill Lynch’s risk-weighted assets by approximately $29 billion.

Merrill Lynch will provide financing to the purchaser for approximately 75% of the purchase price. The recourse on this loan will be limited to the assets of the purchaser. The purchaser will not own any assets other than those sold pursuant to this transaction. The transaction is expected to close within 60 days.

Termination of Monoline Hedges:

In addition to the CDO sale referenced above, Merrill Lynch also agreed to terminate all of its CDO-related hedges with XL and is in the process of negotiating settlements on certain contracts with other monoline counterparties. These short positions were the hedges on long CDO positions that are part of the announced sale.

Merrill Lynch executed an agreement to terminate all of its CDO-related hedges with XL. The transaction is expected to close in early August 2008. When the transaction closes, all of Merrill Lynch’s CDO-related hedges with XL will be terminated in exchange for an upfront cash payment to Merrill Lynch of $500 million. These hedges had a carrying value of approximately $1.0 billion at June 27, 2008. As a result of this transaction, Merrill Lynch will record a pre-tax loss of $528 million during the third quarter of 2008.

Merrill Lynch is also in the process of negotiating settlements on certain contracts relating to CDO hedges with MBIA and other lower-rated monolines. If Merrill Lynch were to receive no payments in connection with the settlement of these hedges, the maximum loss Merrill Lynch expects to record would be their current carrying value, $0.8 billion.

The hedges described above had a net notional value of $8.4 billion. To reflect the XL termination and the other potential settlements with other monolines, Merrill Lynch will reduce its U.S. super senior ABS CDO short exposures, or hedges, from $15.6 billion at June 27, 2008, to $7.2 billion on a pro forma basis (see Attachment I for further details).

Common Stock Offering and Early Conversion of Mandatory Convertible Preferred:

Merrill Lynch plans to raise $8.5 billion through the public offering of common stock announced today (excluding a fifteen percent, or approximately $1.3 billion option granted to the underwriter to purchase additional shares of common stock to cover over-allotments). Temasek Holdings, Merrill Lynch’s largest shareholder, has committed to purchase $3.4 billion of common stock in the offering, a portion of which is subject to regulatory approvals that are expected to be obtained after the closing of the offering. In addition, Merrill Lynch’s executive management team intends to purchase approximately 750 thousand shares of common stock in the offering.

In satisfaction of Merrill Lynch’s obligations under the reset provisions contained in the investment agreement with Temasek Holdings, Merrill Lynch has agreed to pay Temasek $2.5 billion, 100% of which Temasek has contractually agreed to invest in the offering at the public offering price without any future reset protection.

In addition, $5.4 billion of the $6.6 billion of outstanding mandatory convertible preferred holders have agreed to exchange their outstanding preferred stock for approximately 195 million shares of common stock, plus accrued dividends payable in cash or stock at the option of the holder. A holder of $1.2 billion of outstanding mandatory convertible preferred has agreed to exchange their securities for new mandatory convertible preferred securities with a reference price of $33.00. The reset feature for all securities exchanged has been eliminated.

The proceeds from the offering, which will be used for general corporate purposes, will significantly enhance the firm’s equity capital position. The offering is being conducted as a public offering registered under the Securities Act of 1933, and will be subject to customary closing conditions. Merrill Lynch, Pierce, Fenner & Smith Incorporated is serving as sole book-running manager and underwriter of the offering.

Merrill Lynch is one of the world's leading wealth management, capital markets and advisory companies with offices in 40 countries and territories and total client assets of approximately $1.6 trillion. As an investment bank, it is a leading global trader and underwriter of securities and derivatives across a broad range of asset classes and serves as a strategic advisor to corporations, governments, institutions and individuals worldwide. Merrill Lynch owns approximately half of BlackRock, one of the world’s largest publicly traded investment management firms with $1.4 trillion in assets under management at June 30, 2008. For more information on Merrill Lynch, please visit www.ml.com.

The Company has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, and the other documents relating to this offering that the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the Company or the underwriter participating in this offering, will arrange to send you the prospectus if you so request by calling toll-free 1-866-500-5408.

Merrill Lynch may make forward-looking statements, including, for example, statements about management expectations and intentions, announced but not completed transactions (including transactions discussed in this release), strategic objectives, growth opportunities, business prospects, investment banking pipelines, anticipated financial results, the impact of off balance sheet arrangements, significant contractual obligations, anticipated results of litigation and regulatory investigations and proceedings, and other similar matters. These forward-looking statements are not statements of historical facts and represent only Merrill Lynch’s beliefs regarding future performance, which is inherently uncertain. There are a variety of factors, many of which are beyond Merrill Lynch’s control, which affect the operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to, financial market volatility; actions and initiatives taken by current and potential competitors; general economic conditions; the effect of current, pending and future legislation, regulation, and regulatory actions; and the other additional factors described in the Risk Factors section of Merrill Lynch’s Annual Report on Form 10-K for the fiscal year ended December 28, 2007 and also disclosed from time to time in its subsequent reports on Form 10-Q and 8-K, which are available on the Merrill Lynch Investor Relations website at www.ir.ml.com and at the SEC’s website, www.sec.gov.

Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Merrill Lynch does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures Merrill Lynch may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

Merrill Lynch may also, from time to time, disclose financial information on a non-GAAP basis where management believes this information will be valuable to investors in gauging the quality of Merrill Lynch’s financial performance and identifying trends.

5